Exhibit 10.3

AMENDED AND RESTATED

BROADWAY FINANCIAL CORPORATION 2008 LONG-TERM INCENTIVE PLAN

SECTION 1
GENERAL

1.1.  Purpose. The Broadway Financial Corporation 2008 Long-Term Incentive Plan (the “Plan”) has been established by Broadway Financial Corporation (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

1.2.  Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.

1.3.  Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).

SECTION 2
OPTIONS AND SARS

2.1.  Definitions.

(a)                                 The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 2 may be either an incentive stock option (an “ISO”) or a non-qualified option (an “NQO”), as determined in the discretion of the Committee. An “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code. Each Option granted under this Plan shall be an NQO, unless the Option satisfies all of the requirements of an ISO and the Committee designates such Option as an ISO.

(b)                                 A stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 5.7), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2.  Exercise Price. The “Exercise Price” of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

2.3.  Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an Option or SAR expire later than ten years after the date of its grant.

2.4.  Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)                                 Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise, except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c) payment may be made as soon as practicable after the exercise.

(b)                                 Subject to applicable law, the Exercise Price shall be payable in cash, by promissory note or by tendering, either by actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, including shares otherwise distributable pursuant to the exercise of the Option, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)                                  Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell a sufficient portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.5.  No Repricing. Except for adjustments pursuant to paragraph 5.2(f) (relating to the adjustment of shares) or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price.

2.6.  Grants of Options and SARs. An Option may, but need not be, in tandem with an SAR and an SAR may, but need not be in tandem with an Option, in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement. If an Option is in tandem with an SAR, the exercise price of both the Option and SAR shall be the same, and the exercise of the Option or SAR with respect to a share of Stock shall cancel the corresponding tandem SAR or Option right with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same exercise price as the earlier granted Award, and the exercise price for the later granted Award may be less than the Fair Market Value of the Stock at the time of such grant.

SECTION 3
FULL VALUE AWARDS

3.1.  Definition. A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant being made subject to one or more of the following, as determined by the Committee:

(a)                                 The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b)                                 The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)                                  The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be made subject to such other conditions, restrictions and contingencies, as the Committee shall determine.

3.2.  Restrictions on Awards.

(a)                                 The Committee may designate a Full Value Award granted to any Participant as Performance-Based Compensation. To the extent required by Code section 162(m), any Full Value Award so designated shall be conditioned on the achievement of one or more performance objectives. The performance objectives shall be based on the Performance Measures selected by the Committee. For Awards under this Section 3 intended to be Performance-Based Compensation, the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

(b)                                 If the right to become vested in a Full Value Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives (whether or not related to Performance Measures) being required as a condition of vesting, and without the Full Value Award being granted in lieu of other compensation, then the required period of service for full vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement, change in control or involuntary termination). However, the Committee may grant Full Value Awards that do not condition vesting on achievement of performance objectives, and such Awards shall not be subject to the limits of foregoing provisions of this paragraph (b), provided that the aggregate number of shares subject to Full Value Awards granted pursuant to this paragraph (b) (excluding any such Awards to the extent that they have been forfeited or cancelled) may not exceed 5% of the limit imposed by paragraph 5.2(b) (relating to the limit on shares granted under the Plan).

SECTION 4
CASH INCENTIVE AWARDS

A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be made subject to such other conditions, restrictions and contingencies as may be determined by the Committee. The Committee may designate a Cash Incentive Award granted to any Participant as Performance-Based Compensation as that term is used in section 162(m) of the Code. To the extent required by Code section 162(m), any such Award so designated shall be conditioned on the achievement of one or more Performance Measures selected by the Committee. For Awards under this Section 4 intended to be Performance-Based Compensation, the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m). Except as otherwise provided in the applicable plan or arrangement, distribution of any bonus awards by the Company or its Subsidiaries (whether granted pursuant to this Plan or otherwise) for a performance period ending in a calendar year, shall be made to the participant not later than March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Code section 409A, a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.

SECTION 5
OPERATION AND ADMINISTRATION

5.1.  Effective Date. Subject to the approval of the shareholders of the Company at the Company’s 2008 annual shareholders meeting, the Plan shall be effective as of May 8, 2008 (the “Effective Date”); provided, however, that Awards may be granted contingent on approval of the Plan by the shareholders of the Company at such annual meeting. In the event of Plan termination, the terms of the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

5.2.  Shares and Other Amounts Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)                                 The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

(b)                                 Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 2,000,000. However, the limit under this paragraph (b), as well as the limits under paragraph (e) below, shall not apply to Awards granted pursuant to subsection 5.5 in replacement of awards granted under plans other than this Plan.

(c)                                  To the extent provided by the Committee, any Award may be settled in cash rather than Stock.

(d)                                 Shares of Stock with respect to an Award will be treated as delivered for purposes of the determination under paragraph (b) above, subject to the following:

(i)                                   To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

(ii)                                Subject to the provisions of paragraph (i) above, the total number of shares covered by an Award will be treated as delivered for purposes of this paragraph (b) to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (A) if an Award denominated in shares of Stock is settled in cash, the total number of shares with respect to which such payment is made shall be considered to have been delivered; (B) if shares covered by an Award are used to satisfy the applicable tax withholding obligation, the number of shares held back by the Company to satisfy such withholding obligation shall be considered to have been delivered; (C) if the exercise price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), the number of shares tendered to satisfy such exercise price shall be considered to have been delivered; and (D) if cash or shares of Stock are delivered in settlement of the exercise of an SAR, the total number of shares with respect to which such SAR is exercised shall be deemed delivered.”

(e)                                  Subject to paragraph 5.2(f), the following additional maximums are imposed under the Plan.

(i)                                   The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 351,718 shares.

(ii)                                The maximum number of shares that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 250,000 shares. For purposes of this paragraph (ii), if an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or

Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (ii).

(iii)                             The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Full Value Awards) and Section 4 (relating to

Cash Incentive Awards, but only to the extent they are settled in Stock) shall be 175,859 shares.

(iv)                              For Full Value Awards that are intended to be Performance-Based Compensation, no more than 120,000 shares of Stock may be delivered pursuant to such Awards granted to any one Participant during any one calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided that Awards described in this paragraph (iv) that are intended to be Performance-Based Compensation shall be subject to the following:

(A)                               If the Awards are denominated in Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Stock, the foregoing limit shall be applied to the Stock based on the methodology used by the Committee to convert the number of shares of Stock into cash.

(B)                               If delivery of Stock or cash is deferred until after shares of Stock have been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the shares are earned shall be disregarded.

(v)                                 For Cash Incentive Value Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any performance period shall equal $83,333 multiplied by the number of calendar months included in the performance period; provided that Awards described in this paragraph (v) that are intended to be Performance-Based Compensation, shall be subject to the following:

(A)                               If the Awards are denominated in cash but an equivalent amount of Stock is delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Stock.

(B)                               If delivery of Stock or cash is deferred until after cash has been earned, any adjustment in the amount delivered to reflect actual or deemed investment experience after the date the cash is earned shall be disregarded.

(f)                                   In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (II) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of value of the Stock subject to the Option or SAR at the time of the transaction over the exercise price). However, in no event shall this paragraph (f) be construed to permit a modification (including a replacement) of an Option or SAR if such modification either: (A) would result in accelerated recognition of income or imposition of additional tax under Code section 409A; or (B) would cause the Option or SAR subject to the modification (or cause a replacement Option or SAR) to be subject to Code section 409A, provided that the restriction of this clause (B) shall not apply to any Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

5.3.  General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)                                 Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)                                 To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

5.4.  Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that such shares under this clause (iv) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such taxable income).

5.5.  Grant and Use of Awards. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 2.5 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations. Notwithstanding the provisions of subsection 2.2, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company, Subsidiaries, or other companies that are assumed in business combinations may provide for exercise prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such exercise price is appropriate to preserve the economic benefit of the award. The provisions of this subsection shall be subject to the provisions of subsection 5.15.

5.6.  Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents. The provisions of this subsection shall be subject to the provisions of subsection 5.15.

5.7.  Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Except for Options and SARs designated at the time of grant or otherwise as intended to be subject to Code section 409A, this subsection 5.7 shall not be construed to permit the deferred settlement of Options or SARs if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-

1(b)(5)(i)(A)(3) (except as permitted in paragraphs (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this subsection shall be subject to the provisions of subsection 5.15.

5.8.  Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

5.9.  Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

5.10.  Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

5.11.  Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

5.12.  Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

5.13.  Limitation of Implied Rights.

(a)                                 Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)                                 The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.14.  Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

5.15.  Limitations under Section 409A. The provisions of the Plan shall be subject to the following:

(a)                                 Neither subsection 5.5 nor any other provision of the Plan shall be construed to permit the grant of an Option or SAR if such action would cause the Option or SAR being granted or the option or stock appreciation right being replaced to be subject to Code section 409A, provided that this paragraph (a) shall not apply to any Option or SAR (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A.

(b)                                 Except with respect to an Option or SAR that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Code section 409A, no Option or SAR shall condition the receipt of dividends with respect to an Option or SAR on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would cause the payment to be treated as an offset to or reduction of the exercise price of the Option or SAR pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

(c)                                  The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Code section 409A.

SECTION 6
CHANGE IN CONTROL

(a)                                 Unless determined otherwise by the Committee, upon a Participant’s termination of employment within the twelve months following a Change in Control, all unvested Full Value Awards shall become fully vested and all Options and SARs shall be exercisable for a period ending on the earlier of the Expiration Date of the Option or SAR or the first anniversary of the Participant’s termination of employment. Notwithstanding the foregoing provisions of this Section 6, in the event of a Change in Control as the result of a Terminating Event, a Participant’s Options, SARs, and Full Value Awards will become vested and exercisable pursuant to this paragraph only if no provision has been made in writing in connection with such Terminating Event for the continuance of this Plan and for the assumption of the awards theretofore granted hereunder, or the substitution for such awards of new awards issued by the successor corporation or, if applicable, the publicly traded entity that is the parent entity of the successor corporation, with such appropriate adjustments as may be determined or approved by the Committee, in which event this Plan and the awards theretofore granted or substituted therefore shall continue in the manner and under the terms so provided.

(b)                                 As used in this Plan, a “Change in Control” of the Company shall mean an event of a nature that (i) would be required to be reported in response to Item 1 of a current report filed on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act as in effect on the Effective Date of this Plan; or (ii) results in any person acquiring control of the Bank or the Holding Company within the meaning of the Home Owners’ Loan Act of 1933, as amended and the rules and regulations promulgated by the Office of Thrift Supervision (“OTS”) (or its predecessor agency), as in effect on the Effective Date of this Plan, (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); and, without limitation, such a change in control shall be deemed to have occurred at such time as (A) any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations of the SEC thereunder, each as in effect on the date of the adoption of this Plan by the Board of Directors of the Holding Company, and including any such persons that may be deemed to be acting in concert with respect to the Bank or the Holding Company, or the acquisition, ownership or voting of Bank or Holding Company Securities) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act and the regulations of the SEC thereunder, each as in effect on the date of the adoption of this Plan by the Board of Directors of the Holding Company), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank’s or the Holding Company’s outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board on the date of the adoption of this Plan by the Board of Directors of the Holding Company (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Holding Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of liquidation reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction in which the Bank or Holding Company is not the resulting entity (a “Terminating Event”) is approved by the Board and the stockholders or otherwise occurs; or (D) solicitations of stockholders of the Holding Company, by someone other than the Incumbent Board of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to this Plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company; or (F) any other event, transaction or series of transactions occurs as a result of which any person may be deemed to “acquire control” of the Bank or the Holding Company (as such terms are defined in the regulations of the OTS set forth at 12 C.F.R. Part 574 as in effect on the effective date of this Plan).

SECTION 7
COMMITTEE

7.1.  Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist solely of two or more members of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

7.2.  Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)                                 Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to amend, cancel, or suspend Awards.

(b)                                 To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)                                  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)                                 Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)                                  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

(f)                                   The Committee shall take such actions as it determines to be necessary or appropriate with respect to this Plan, and the Awards granted under the Plan, to avoid acceleration of income recognition or imposition of penalties under Code section 409A.

(g)                                  Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.

7.3.  Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.4.  Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

7.5.  Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of California, without regard to the conflict of law provisions of any jurisdiction.

SECTION 8
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and further provided that adjustments pursuant to paragraph 5.2(f) shall not be subject to the foregoing limitations of this Section 8; and further provided that the provisions of subsection 2.5 (relating to Option and SAR repricing) cannot be amended unless the amendment is approved by the Company’s stockholders. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Code section 409A to become subject to section 409A.

SECTION 9
DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)                                 Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Full Value Awards, and Cash Incentive Awards.

(b)                                 Board. The term “Board” means the Board of Directors of the Company.

(c)                                  Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d)                                 Eligible Individual. For purposes of the Plan, the term “Eligible Individual” means any employee of the Company or a Subsidiary, and any consultant, director, or other person providing services to the Company or a Subsidiary; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary. An Award may be granted to an employee or other individual providing services, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee or service provider first performs such services.

(e)                                  Fair Market Value. Except as otherwise provided by the Committee, for purposes of determining the “Fair Market Value” of a share of Stock as of any date means the average of the high and low bid prices of the Stock as reported by the Nasdaq Stock Market (as published by the Wall Street Journal, if then so published) or, if the Common Stock is then listed on or quoted through a stock exchange or transaction reporting system on or through which actual sale prices are regularly reported, the closing sale price of the Common Stock, on the grant date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was quoted or traded, as the case may be.

(f)                                   Performance-Based Compensation. The term “Performance-Based Compensation” shall have the meaning ascribed to it under Code section 162(m) and the regulations thereunder.

(g)                                  Performance Measures. The “Performance Measures” shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures: net earnings; net interest income; operating or interest rate margins; earnings per share; efficiency ratio or other cost control measures or objectives; return on equity; return on assets; stock price; comparisons with stock market indices; regulatory achievements; economic value added metrics; strategic business objectives, consisting of one or more objectives based on meeting specified volume or market share targets, business expansion goals, or goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding or investments, or to assets or net assets..

(h)                                 Stock. The term “Stock” means shares of common stock, $0.01 par value of the Company.

(i)                                     Subsidiaries. For purposes of the Plan, the term “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(j)                                    Termination of Service. With respect to Awards that constitute Deferred Compensation, references to the Participant’s termination of employment (including references to the Participant’s employment termination, and to the Participant terminating employment, a Participant’s separation from service, and other similar reference) and references to a Participant’s termination as a director (including separation from service and other similar references) shall mean, respectively, the Participant ceasing to be employed by, or ceasing to perform director services for, the Company and the Affiliates, subject to the following:

(i)                                     The employment relationship or director relationship will be deemed to have ended at the time the Participant and the applicable company reasonably anticipate that a level of bona fide services the Participant would perform for the Company and the Affiliates after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 month period (or the full period of service to the Company and the Affiliates if the Participant has performed services for the Company and the Affiliates for less than 36 months). In the absence of an expectation that the Participant will perform at the above-described level, the date of termination of employment or termination as a director will not be delayed solely by reason of the Participant continuing to be on the Company’s and the Affiliates’ payroll after such date.

(ii)                                The employment or director relationship will be treated as continuing intact while the Participant is on a bona fide leave of absence (determined in accordance with Treas. Reg. §409A-1(h)).

(iii)                             The determination of a Participant’s termination of employment or termination as a director by reason of a sale of assets, sale of stock, spin-off, or other similar transaction of the Company or an Affiliate will be made in accordance with Treas. Reg. §1.409A-1(h).

(iv)                            If a Participant performs services both as an employee of the Company or an Affiliate, and a member of the board of directors of the Company or an Affiliate, the determination of whether termination of employment or termination of service as a director shall be made in accordance with Treas. Reg. §1.409A-1(h)(5) (relating to dual status service providers).

(v)                               The term “Affiliates” means all persons with whom the Company is considered to be a single employer under section 414(b) of the Code and all persons with whom the Company would be considered a single employer under section 414(c) thereof.

(vi)                            The term “Deferred Compensation” means payments or benefits that would be considered to be provided under a nonqualified deferred compensation plan as that term is defined in Treas. Reg. §1.409A-1.